Exhibit Index



       Exhibit
       -------

        11        -  Statement re computation
                     of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                                   For the three months
                                                      ended March 31,
                                                   --------------------
                                                       1997     1996
                                                   ---------- ---------
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ......................   8,826   7,682

Weighted average shares issued .....................      14      18

Assumed exercise of certain stock options ..........     290     457
                                                       -----   -----
Weighted shares - end of period ....................   9,130   8,157
                                                       =====   =====
